Exhibit 4.1

EXECUTION VERSION

TCM SUB, LLC

as Issuer

SCRIPPS NETWORKS INTERACTIVE, INC.

as Guarantor

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

3.55% SENIOR NOTES DUE 2015

INDENTURE

Dated as of December 15, 2009

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a) (1)	7.10
	(a) (2)	7.10
	(a) (3)	N.A.
	(a) (4)	N.A.
	(a) (5)	7.10
	(b)	7.8; 7.10
	(b) (1)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	N.A.
	(b)	11.3
	(c)	11.3
313	(a)	7.6
	(b)	7.8
	(b) (1)	N.A.
	(b) (2)	7.6
	(c)	11.2
	(d)	7.6
314	(a)	4.7
	(b)	N.A.
	(c) (1)	11.4
	(c) (2)	11.4
	(c) (3)	N.A.
	(d)	N.A.
	(e)	11.5
	(f)	N.A.
315	(a)	7.1(b)
	(b)	7.5
	(c)	7.1(a)
	(d)	7.1(c)
	(e)	6.12
316	(a) (last sentence)	2.10
	(a) (1) (A)	6.5
	(a) (1) (B)	6.4
	(a) (2)	N.A.
	(b)	6.8
	(c)	8.4(b)
317	(a) (1)	6.9
	(a) (2)	6.10
	(b)	2.5; 7.12
318	(a)	11.1

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

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INDENTURE, dated as of December 15, 2009 among TCM Sub, LLC, a Delaware limited liability company, as issuer (the “Issuer”), Scripps Networks Interactive, Inc., an Ohio corporation, as guarantor (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer’s 3.55% Senior Notes Due 2015 issued on the date hereof and the guarantee thereof by the Guarantor (the “2015 Notes” or the “Initial Notes”) and (ii) if and when issued, additional 2015 Notes which may be offered subsequent to the Issue Date and the guarantee thereof by the Guarantor (the “Additional Notes” and together with the Initial Notes, the “Notes”).

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

“144A Global Note” means a Global Note in the form of Exhibit A hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 144A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, or co-registrar.

“amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.

“Additional Note Board Resolution” means resolutions duly adopted by the Board of Directors of the Issuer and delivered to the Trustee in an Officers’ Certificate providing for the issuance of Additional Notes.

“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Issuer, the Guarantor and the Trustee pursuant to Article Eight providing for the issuance of Additional Notes.

“Adjusted Treasury Rate” means, with respect to any redemption date in connection with an optional redemption pursuant to Section 3.7, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Applicable Procedures”, with respect to any transfer or exchange of or for beneficial interests in any Global Note, means the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction of the Issuer or its Restricted Subsidiary, or the Guarantor or its respective Restricted Subsidiary, as the case may be, means, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Issuer or the Guarantor, respectively) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. Federal or state law or law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors.

“Below Investment Grade Rating Event” occurs if both the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means either (i) the board of directors of the Issuer or the Guarantor, as the case may be, or (ii) any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law to close.

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“CCI” means Cox Communications, Inc. and any successor thereof.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of (a) the Guarantor and its Subsidiaries taken as a whole, or (b) the Issuer and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or group other than the Guarantor, CCI, the Issuer or one or more of their respective Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or group other than the Guarantor, CCI or any of their respective affiliates becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Guarantor’s common equity entitled to vote generally in the election of directors; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or group other than the Guarantor, CCI or any of their respective affiliates becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Issuer’s common equity entitled to vote generally in the election of directors; provided, however, that if such person or group became a direct or indirect beneficial owner of the Issuer’s common equity as a result of a transaction that does not otherwise constitute a change of control under this provision, then any beneficial ownership of the Issuer’s common equity by such person or group shall not be a change of control under this clause (3); (4) the first day on which a majority of the members of the Guarantor’s Board of Directors or the Issuer’s Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to the liquidation or dissolution of the Guarantor or the Issuer. For the purpose of clarity, notwithstanding anything to the contrary in the foregoing definition, (i) neither the termination of The Edward W. Scripps Trust nor the effectiveness, as a result of such termination, of the Family Agreement, in and of itself, shall constitute a Change of Control of the Guarantor, and (ii) a transaction effected after the consummation of the Transaction to allow Scripps Networks Interactive, Inc. to directly or indirectly purchase all or any portion of the remaining 35% of the Issuer’s outstanding equity interest shall not be deemed to involve a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, and any successor thereto.

“Commission” means the U.S. Securities and Exchange Commission.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.

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“Comparable Treasury Price” means, with respect to any redemption date in connection with an optional redemption pursuant to Section 3.7, (1) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Consolidated Net Tangible Assets”, with respect to the Issuer or the Guarantor, as the case may be, means, as of any particular time, the total amount of assets (less applicable reserves) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as shown in the consolidated balance sheet of the Issuer and Subsidiaries, or the Guarantor and Subsidiaries, as applicable, as of the most recently ended fiscal quarter for which financial statements are available computed in accordance with GAAP.

“Consolidated Shareholders’ Equity” means the Guarantor’s total shareholders’ equity as shown in the Guarantor’s consolidated balance sheet as of the most recently ended fiscal quarter for which financial statements are available computed in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Guarantor or the Issuer, as the case may be, who (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or, in the case of the Guarantor, by approval of the Guarantor’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination); provided, however, that Continuing Directors will include persons not elected by or recommended for election by the then-incumbent Board of Directors if such Board of Directors determines reasonably and in good faith that failure to approve any such persons as members of the Board of Directors could reasonably be expected to violate a fiduciary duty under applicable law.

“Contribution Agreement” means the contribution agreement dated as of November 5, 2009, as amended, among TCM Parent LLC, the Issuer, Gulliver Media Holdings, LLC, the Guarantor, Cox TMI, Inc. and CCI.

“Corporate Trust Office” means the principal office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at U.S. Bank National Association, 425 Walnut Street, 6th Floor, M/L CN-OH-W6CT, Cincinnati, Ohio 45202, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

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“corporation” includes corporations, associations, companies (including any limited liability company), business trusts and limited partnerships.

“Custodian” means the Trustee, as custodian with respect to the Global Notes or any successor entity thereto.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Note holder thereof and issued in accordance with Section 2.6.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or its successor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Family Agreement” means the Scripps Family Agreement, dated October 15, 1992, as amended to the date hereof and as it may be amended from time to time after the date hereof.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Sections 2.1, 2.6(b), 2.6(d) or 2.6(f) of this Indenture.

“Government Obligations” means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States or any certificate of deposit for any of the foregoing.

“Guarantee” means any guarantee of payment of the Notes and any other obligations of the Issuer by the Guarantor pursuant to the terms of this Indenture, as evidenced by the “Notation of Guarantee” attached to the form of Note in Exhibit A hereto.

“Guarantor” means the party named as such in the first paragraph of this Indenture, until a successor replaces such party pursuant to Article Five and thereafter means the successor.

“Holder” means, the Person in whose name a Note is registered in the security register.

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“Indenture” means this Indenture as amended, restated or supplemented from time to time, including, for all purposes of this instrument, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any supplemental indenture, respectively. The term “Indenture” shall also include the terms of the Notes.

“Indirect Participant” means any entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“interest” means, with respect to the Notes, interest on the Notes.

“Interest Payment Date” means January 15 and July 15 of each year, beginning July 15, 2010.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means December 15, 2009.

“Issuer” means the party named as such in the first paragraph of this Indenture, until a successor replaces such party pursuant to Article Five and thereafter means the successor.

“Issuer Order” means a written request or order signed in the name of the Issuer by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Non U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning provided in the preamble of this Indenture.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President, the Treasurer or the Secretary of the specified Person.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, the Secretary or an Assistant Secretary, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller or an Assistant Controller of the Issuer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer, and who shall be reasonably acceptable to the Trustee, that meets the requirements of Section 11.5.

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“Participant”, with respect to the Depositary, Euroclear or Clearstream, means a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property”, with respect to the Issuer or the Guarantor, as the case may be, means any real property interest (all such interests forming an integral part of a single development or operation being considered as one interest) located within the United States of America and owned by the Issuer or any of the Issuer’s Restricted Subsidiaries, or the Guarantor or any of the Guarantor’s Restricted Subsidiaries, as applicable, and having a gross book value in excess of 1% of Consolidated Net Tangible Assets of the Issuer or the Guarantor, respectively, at the time of determination thereof, other than any such interest or portion of such interest which, in the opinion of the Board of Directors of the Issuer or the Guarantor, respectively, is not material to the total business conducted by the Issuer and the Issuer’s Restricted Subsidiaries considered as one enterprise, or the Guarantor and the Guarantor’s Restricted Subsidiaries considered as one enterprise, respectively.

“Private Placement Legend” means the legend set forth in Section 2.6(f)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means the Reference Treasury Dealer appointed by the Issuer.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a resolution of the Issuer’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Reference Treasury Dealer” means (1) each of Banc of America Securities LLC, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and a Primary Treasury Dealer (as defined below) selected by Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date in connection with an optional redemption pursuant to Section 3.7, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount)

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quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

“Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” set forth on the face of the form of Note in Exhibit A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto bearing the Private Placement Legend and the Regulation S Legend deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer assigned by the Trustee to administer corporate trust matters and any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note”, means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40 day restricted period as defined in Regulation S.

“Restricted Subsidiary”, with respect to the Issuer or the Guarantor, as the case may be, means any Subsidiary of the Issuer or the Guarantor (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America and (b) which owns a Principal Property; provided, however, that any Subsidiary of the Issuer or the Guarantor which is principally engaged in financing operations outside the United States of America or which is principally engaged in leasing or financing installment receivables shall not be deemed a Restricted Subsidiary for purposes of this Indenture.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated the Securities Act.

“S&P” means Standard & Poor’s Rating Service, a division of The McGraw-Hill Companies, Inc., and its successors.

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“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subsidiary” of any Person means a corporation in which such Person and/or one or more of such Person’s Subsidiaries, directly or indirectly, own more than 50% of the outstanding voting stock. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

“Transaction” means, the series of transactions pursuant to which (i) Cox TMI, Inc. will contribute all of the outstanding equity interests of The Travel Channel, L.L.C (“Travel Channel”) and assign certain contracts and related assets supporting Travel Channel to the Issuer and (ii) Gulliver Media Holdings, LLC, a wholly-owned subsidiary of the Guarantor, will contribute cash to the Issuer, pursuant to the Contribution Agreement.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Unrestricted Definitive Note” means on or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

SECTION 1.2 Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Authentication Order”	2.2
“Change of Control Offer”	4.8
“Covenant Defeasance”	9.1
“DTC”	2.3
“Events of Default”	6.1
“indebtedness”	4.5
“Legal Defeasance”	9.1
“mortgage”	4.5
“Paying Agent”	2.3
“Register”	2.3
“Registrar”	2.3
“Sale and Lease-Back Transaction”	4.6

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SECTION 1.3 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“obligor on this indenture securities” means the Issuer, the Guarantor or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.4 Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(ii) “or” is not exclusive;

(iii) words in the singular include the plural, and in the plural include the singular;

(iv) words used herein implying any gender shall apply to both genders;

(v) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(vi) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(vii) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.

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ARTICLE TWO

THE SECURITIES

SECTION 2.1 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes may consist of Original Notes and Additional Notes, which shall rank pari passu in right of payment with each other and with all other existing and future senior unsecured obligations of the Issuer. Unless the context otherwise requires, Original Notes and any Additional Notes shall be considered collectively to be a single class for all purposes of this Indenture, including without limitation waivers, amendments, redemptions and offers to repurchase upon a Change of Control Triggering Event.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream, as amended, or any successor publications thereto, shall be applicable to

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transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

SECTION 2.2 Execution and Authentication.

The Notes shall be executed on behalf of the Issuer by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President. The signature of any of these officers on the Notes may be manual or facsimile.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided in Exhibit A attached hereto, executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.3 Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register (the “Register”) of the Notes and of their transfer and exchange. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent.

The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

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The Issuer initially appoints the Trustee as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. The Issuer may change the Paying Agent or Registrar without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

SECTION 2.4 Paying Agent To Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary thereof) shall have no further liability for the money. If the Issuer or a Subsidiary thereof acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date for the Notes, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes; provided that, as long as the Trustee is the Registrar, no such list need be furnished.

SECTION 2.6 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged (or exchangeable, in the case of a Default or Event of Default covered by clause (iii) below) by the Issuer for Definitive Notes if (i) DTC (A) notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Notes and the Issuer fails to appoint a successor Depositary within 90 days after receiving such notice or that it (B) has ceased to be a clearing agency registered under the Exchange Act and the Issuer fails to appoint a successor Depositary within 90 days after becoming aware of such condition; (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes; or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged

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or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.6(c) or (e) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) if permitted under Section 2.6(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of

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beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.6(g) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives a completed certificate in the form of Exhibit B hereto.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives a completed certificate from such Holder in the form of Exhibit B or Exhibit C, and an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests so transferred. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.6(a) hereof, if any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of a completed certificate from such Holder in the form of Exhibit B or Exhibit C hereto, as applicable, and certificates and Opinions of Counsel, if applicable, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(g) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the Holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such Holder. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this

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Section 2.6(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.6(a) hereof, a Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives a completed certificate from such Holder in the form of Exhibit B or Exhibit C hereto, as applicable, and an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of any of the conditions of this Section 2.6(c)(ii), the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.6(g), the aggregate principal amount of the applicable Restricted Global Note.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.6(a) hereof, if any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(g) hereof, and the Issuer shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the Holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such Holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

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(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a completed certificate from such Holder in the form of Exhibit C hereto;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a completed certificate to the effect set forth in Exhibit B hereto; or

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a completed certificate to the effect set forth in Exhibit B hereto;

the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased in a corresponding amount pursuant to Section 2.6(g) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives a completed certificate from such Holder in the form of Exhibit B or Exhibit C, as applicable, and an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions in this Section 2.6(d)(ii), the Trustee shall cancel such Restricted Definitive Notes and increase or cause to be increased in a corresponding amount pursuant to Section 2.6(g) hereof, the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note

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or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.6(g) hereof, the aggregate principal amount of one of the Unrestricted Global Notes.

An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives a completed certificate in the form of Exhibit B, including the certifications and certificates required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives a completed certificate from such Holder in the form of Exhibit B or Exhibit C, as applicable, and an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of this Section 2.6(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Issuer shall execute, and upon receipt

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of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such Holder.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO TCM SUB, LLC (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE ONLY WITH THE CONSENT OF THE ISSUER.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.6

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(and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

(iii) Regulation S Global Note Legend. The Regulation S Global Note shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS NOTE AFTER 40 DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE NOTES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) THE ORIGINAL ISSUE DATE OF THIS NOTE.

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for a Definitive Note or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may

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be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.7, 2.10, 3.6, 3.8, 4.9 and 8.5 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer and the Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with an offer to purchase in connection with a Change of Control Triggering Event.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

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(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile or electronic transmission with the original to follow by first class mail.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Note may be effected only through a book entry system maintained by the Holder of such Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any Federal or state securities laws.

SECTION 2.7 Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.8 Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.1 and 9.2, on or after the date on which the conditions set forth in Section 9.1 or 9.2 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.8 as not outstanding. Subject to Section 2.9, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

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If the Paying Agent holds, in its capacity as such, on a redemption date or maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.9 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor on such Notes or any of their respective Affiliates.

SECTION 2.10 Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes.

Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such canceled Notes to the Issuer. The Issuer may not reissue or resell, or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.12 Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest (including post-petition interest in any proceeding under any Bankruptcy Law), in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the

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date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that such special record date shall not be more than 15 nor less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer and provision of the notice information to the Trustee, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 CUSIP or ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and/or “ISIN” numbers, and if so, such CUSIP and/or ISIN numbers shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any such CUSIP and/or ISIN numbers used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.14 Additional Notes.

The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions identical to those of the Notes, except that Additional Notes:

(i) may have a different issue date from the Notes;

(ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other Notes; and

(iii) may have terms specified in the Additional Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article Two and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws), which are not adverse in any material respect to the Holder of any Notes (other than such Additional Notes);

provided, that no adjustment pursuant to this Section 2.14 shall cause such Additional Notes to constitute, as determined pursuant to an Opinion of Counsel, a different class of securities than the Original Notes for U.S. federal income tax purposes.

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ARTICLE THREE

REDEMPTION

SECTION 3.1 Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem the Notes pursuant to the optional redemption provisions of Section 3.7 hereof, at least 30 days prior to the redemption date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the redemption date, the Issuer shall furnish to the Trustee an Officer’s Certificate setting forth (i) the applicable section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.2 Selection by Trustee of Notes To Be Redeemed.

If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of the Depositary). The Trustee shall promptly notify in writing the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3 Notice of Redemption.

In the case of any redemption, at least 30 days but no more than 60 days before the redemption date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address appearing on the Register.

The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof, if any) and shall state:

(i) the redemption date;

(ii) the principal amount of the Notes that are being redeemed;

(iii) the appropriate calculation of the Redemption Price, but need not include the actual redemption price; the actual redemption price shall be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date;

(iv) if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date and

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upon surrender of such Notes, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(v) the name and address of the Paying Agent;

(vi) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vii) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(viii) if such notice is conditioned upon the occurrence of one or more conditions precedent, the nature of such conditions precedent;

(ix) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(x) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

The Issuer may state in the notice of redemption that payment of the redemption price and performance of its obligations with respect to redemption or purchase may be performed by another Person.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and attaching a copy of such notice, which shall set forth the information to be stated in such notice as provided in this Section 3.3.

SECTION 3.4 Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.3 is mailed, Notes called for redemption shall become due and payable on the redemption date and at the redemption price, subject to any conditions applicable to such redemption set forth in the notice. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given whether or not the Holder receives such notice.

SECTION 3.5 Deposit of Redemption Price.

On or prior to 11:00 A.M., Eastern time, on the Business Day prior to any redemption date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest, if any, on all Notes to be redeemed on that date.

If the Issuer complies with the provisions of the preceding paragraph, on and after such redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Regular Record Date but on or prior to the

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related Interest Payment Date, then any accrued and unpaid interest, shall be paid to the Person in whose name such Notes was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption as a result of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6 Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered. No Notes in denominations of $2,000 or less shall be redeemed in part.

SECTION 3.7 Optional Redemption.

At any time and from time to time, the Notes shall be redeemable, as a whole or in part, at the Issuer’s option, at a redemption price equal to the greater of (i) 100% of principal amount of the Notes to be redeemed, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the redemption date) discounted to the date of redemption on a semiannual basis, (assuming a 360-day year consisting of twelve 30-day months), at the Adjusted Treasury Rate plus 20 basis points, plus accrued and unpaid interest thereon to, but not including, the redemption date.

SECTION 3.8 Offer to Purchase.

(a) If a Change of Control Triggering Event occurs, unless the Issuer has elected to redeem all of the Notes pursuant to Section 3.7, within 30 days following the applicable 60 day period referenced in the definition of the term “Below Investment Grade Rating Event” (as such period may be extended as provided in such definition), the Issuer or the Guarantor, as the case may be, shall follow the procedures specified below.

(b) The Issuer or the Guarantor, as the case may be, shall send, by first-class mail, with a copy to the Trustee, to each Holder at such Holder’s registered address appearing in the Register, a notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer, stating:

(i) that a Change of Control Triggering Event has occurred, and the circumstances and relevant facts regarding the Change of Control Triggering Event;

(ii) the purchase price of the Notes as set forth in Section 4.8 (the “Purchase Price”), and the offering period for which Holders may tender their Notes for payment, which offering period shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”);

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(iii) that all Notes timely tendered and not withdrawn shall be accepted for payment;

(iv) that any Note not tendered or accepted for payment shall continue to accrue interest;

(v) that, unless the Issuer or the Guarantor, as the case may be, defaults in making such payment, any Note timely tendered and not withdrawn for payment pursuant to the Change of Control Offer shall cease to accrue interest after the change of Control Payment Date;

(vi) that Holders electing to have a Note purchased pursuant to an Change of Control Offer may elect to have Notes purchased in minimum denominations or $2,000 and integral multiples of $1,000 in excess thereof only;

(vii) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the Change of Control Offer, or transfer their Notes to the Payment Agent by book-entry transfer pursuant to the Applicable Procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(viii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Payment Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(ix) that Holders whose Notes are purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

(x) any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

(c) No later than five Business Days after the termination of the Offer Period (the “Change of Control Payment Date”) the Issuer or the Guarantor, as the case may be, shall purchase all Notes tendered in response to the Change of Control Offer, but in no event shall the Change of Control Payment Date be earlier than 30 days or later than 60 days from the mailing of the Change of Control Offer, other than as required by law. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Issuer or the Guarantor, as the case may be, shall publicly announce the results of the Change of Control Offer on the Change of Control Payment Date.

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(d) On or prior to the Change of Control Payment Date, the Issuer or the Guarantor, as the case may be, shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(ii) deposit with the Payment Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly tendered and not withdrawn together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer or the Guarantor, as the case may be, and that such Notes or portions thereof were accepted for payment by the Issuer or the Guarantor, as the case may be, in accordance with the terms of this Section 3.8.

(e) The Paying Agent (or the Issuer, if acting as the Paying Agent) shall promptly deliver to each tendering Holder the Purchase Price. In the event that any portion of the Notes surrendered is not purchased by the Issuer or the Guarantor, the Issuer shall promptly execute and issue a new Note in the principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the holder thereof.

(f) If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

(g) The Issuer and the Guarantor shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of the Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions herein, the Issuer and the Guarantor shall comply with those securities laws and regulations and will not be deemed to have breached their obligations under this Section 3.8 or Section 4.8 or the Notes by virtue of any such conflict.

(h) Other than specifically provided in this Section 3.8, any purchase pursuant to this Section 3.8 shall be made in accordance with the provisions of Section 3.1 through 3.6 hereof.

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ARTICLE FOUR

COVENANTS

SECTION 4.1 Payment of Principal, Premium and Interest.

The Issuer covenants and agrees that it shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuer promptly, and in any event, no later than two Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. Interest payable on any Interest Payment Date or the maturity date of any Note shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Issue Date, if no interest has been paid or duly provided for with respect to such Note) to, but excluding, such Interest Payment Date or maturity date, as the case may be. If any Interest Payment Date or the maturity date for any Note falls on a day that is not a Business Day, the interest payment and, if the maturity date, the payment of principal will be made on the next succeeding day that is a Business Day as if it were made on the date such payment was due, and no interest on such payment shall accrue for the period from and after the scheduled Interest Payment Date or maturity date to the next succeeding Business Day.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, on any Note from time to time on demand at a rate equal to the rate then in effect for such Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 4.2 Maintenance of Office or Agency.

The Issuer shall maintain in the continental United States an office or agency (which may be an office or drop facility of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

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If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation under this Section 4.2. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.3 Corporate Existence.

Subject to Article Five, the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, and the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited liability company or a corporation.

SECTION 4.4 Payment of Taxes.

The Issuer and the Guarantor shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Issuer, the Guarantor or any of their respective Restricted Subsidiaries or upon the income, profits or property of the Issuer, the Guarantor or any of their respective Restricted Subsidiaries, which, if unpaid, might by law become a lien upon a Principal Property; provided, however, that neither the Issuer, the Guarantor nor any of their respective Restricted Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 4.5 Restrictions on Secured Debt.

(a) The Issuer and the Guarantor shall not, nor shall the Issuer or the Guarantor permit any of their respective Restricted Subsidiaries to, create, incur, issue, assume or guarantee any indebtedness for borrowed money (hereinafter called “indebtedness”) secured by a mortgage, security interest, pledge or lien (hereinafter called “mortgage”) of or upon any Principal Property or on any shares of capital stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of capital stock or indebtedness is owned at the date hereof or acquired after the date hereof) without in any such case making or causing to be made effective provision (and each of the Issuer and the Guarantor covenants that in any such case it shall make or cause to be made effective provision) whereby the Notes and the Guarantee (together with, if the Issuer or the Guarantor shall so determine, any other indebtedness created, incurred, issued, assumed or guaranteed by the Issuer, the Guarantor or any Restricted Subsidiary then existing or thereafter created) shall be secured equally and ratably with (or, at the option of

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the Issuer or the Guarantor, prior to) such indebtedness, until such time as such indebtedness shall no longer be secured.

(b) The provisions of paragraph (a) of this Section shall not, however, apply to any indebtedness secured by any one or more of the following:

(1) mortgages of or upon any property acquired, constructed or improved by, or of or upon any shares of capital stock or indebtedness acquired by, the Issuer, the Guarantor or any of their respective Restricted Subsidiaries after the date of this Indenture to secure indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price of such property, shares of capital stock or indebtedness or of the cost of any construction or improvements on such properties, in each case, to the extent that the indebtedness is incurred prior to or within 180 days after the applicable acquisition, completion of construction or beginning of commercial operation of such property, as the case may be;

(2) mortgages of or upon any property, shares of capital stock or indebtedness existing at the time of acquisition thereof by the Issuer, the Guarantor or any of their respective Restricted Subsidiaries;

(3) mortgages of or upon any property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer, the Guarantor or any of their respective Restricted Subsidiaries or existing at the time of a sale or transfer of all or substantially all of the properties of a Person to the Issuer, the Guarantor or any of their respective Restricted Subsidiaries;

(4) mortgages of or upon any property of, or shares of capital stock or indebtedness of, a Person existing at the time such Person becomes a Restricted Subsidiary;

(5) mortgages to secure indebtedness of any Restricted Subsidiary to the Issuer, the Guarantor or to another Restricted Subsidiary;

(6) mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or the District of Columbia, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to such mortgages, or the cost of constructing or improving the property subject to such mortgages; and

(7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any mortgage existing at the date of this Indenture or any mortgage referred to in the foregoing clauses (1) through (6), inclusive, provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement (plus all accrued interest on the indebtedness and the amount of

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all fees and expenses, including premiums, incurred in connection with such extension, renewal or replacement), and that such extension, renewal or replacement shall be limited to all or a part of the property (plus improvements and construction on such property), shares of capital stock or indebtedness which was subject to the mortgage so extended, renewed or replaced.

(c) Notwithstanding the provisions of paragraph (a) of this Section 4.5, the Issuer, the Guarantor or any of their Restricted Subsidiaries may, without equally and ratably securing the Notes or the Guarantee, create, incur, issue, assume or guarantee indebtedness secured by a mortgage not excepted by clauses (1) through (7) of subsection (b) of this Section 4.5, if the aggregate amount of such indebtedness, together with (x) all other indebtedness of, or indebtedness guaranteed by, the Issuer, the Guarantor and their respective Restricted Subsidiaries existing at such time and secured by mortgages not so excepted, and (y) Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions permitted by clause (i) of Section 4.6 and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with clause (iii) of Section 4.6), does not at the time exceed 15% of Consolidated Shareholders’ Equity.

SECTION 4.6 Restrictions on Sale and Lease-Back Transactions.

The Issuer and the Guarantor will not, and will not permit any of their respective Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Issuer, the Guarantor or any of their respective Restricted Subsidiaries of any Principal Property, whether owned at or acquired after the date of this Indenture (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Issuer and any Restricted Subsidiary, between the Guarantor and any Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Issuer, the Guarantor or such Restricted Subsidiary to such Person with the intention of taking back a lease of such property (herein referred to as a “Sale and Lease-Back Transaction”) unless (i) the Issuer, the Guarantor or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, pursuant to clause (1) or (6) of Section 4.5(b), without equally and ratably securing the Notes or the Guarantee, to create, issue, assume or guarantee indebtedness secured by a mortgage on such property, or (ii) the Issuer, the Guarantor or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to Section 4.5(c), without equally and ratably securing the Notes or the Guarantee, to create, issue, assume or guarantee indebtedness secured by a mortgage on such property in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction or (iii) the Issuer, the Guarantor or such Restricted Subsidiary shall apply, within 180 days of the effective date of such arrangement, an amount not less than the greater of (x) the net proceeds of the sale of such property or (y) the fair market value (as determined by the Board of Directors of the Issuer or the Guarantor, as applicable) of such property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of indebtedness incurred or assumed by the Issuer, the Guarantor or any Restricted Subsidiary (other than indebtedness owned by the Issuer, the Guarantor or any Restricted Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such indebtedness, or to the acquisition,

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construction or improvement of a real property interest which is, or upon such acquisition, construction or improvement will be, a Principal Property.

SECTION 4.7 Reports to Holders.

The Guarantor shall file with the Trustee, within 15 days after the Guarantor files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

All references in this Agreement to the filing of documents with the Commission includes, at such time as is permitted pursuant to this Section, the delivering of the same to the Trustee.

In addition, the Issuer shall and, at any time when the Guarantor is not required to file information, documents or reports pursuant to those Sections stated in the first paragraph of this Section 4.7 the Guarantor shall, make available, upon request, to any Holder and prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.8 Repurchase at the Option of Holders Upon a Change of Control.

(a) Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem all of the Notes under Section 3.7, the Issuer or the Guarantor, as the case may be, shall make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or any portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes validly tendered on the terms set forth in this Section 4.8 and pursuant to the provisions of Section 3.8. In the Change of Control Offer, the Issuer or the Guarantor, as the case may be, shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to but not including the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

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(b) Neither the Issuer or the Guarantor shall be required to make a Change of Control Offer if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to such an offer made by the Issuer or the Guarantor, and such third party purchases all Notes properly tendered and not withdrawn under its offer, or (ii) the Issuer has exercised its right to redeem the Notes under Section 3.7 and has given notice of redemption in accordance with the provisions of Article Three, unless and until there is a default in payment of the applicable redemption price.

SECTION 4.9 Statement by Officers as to Default.

The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Issuer shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 4.10 Waiver of Certain Covenants.

The Issuer and the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Section 4.5 and 4.6 with respect to the Notes if before the time for such compliance the Holders of a majority in principal amount of the outstanding Notes shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.1 Consolidation, Merger and Sale of Assets.

(a) The Issuer may consolidate or merge with or into any other Person, or lease, sell or transfer all or substantially all of its property and assets if:

(i) the Person formed by such consolidation or into which the Issuer is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Issuer’s property and assets is a Person organized and existing under the laws of the United States, any state in the United States or the District of Columbia;

(ii) the Person formed by such consolidation or into which the Issuer is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Issuer’s property and assets, agrees to pay the principal of, and any premium and interest on, the Notes and perform and observe all covenants and conditions of this Indenture by executing and delivering to the Trustee a supplemental indenture; and

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(iii) immediately after giving effect to such transaction and treating indebtedness for borrowed money which becomes the Issuer’s obligation or an obligation of a Restricted Subsidiary as a result of such transaction as having been incurred by the Issuer or such Restricted Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing.

(b) The Guarantor may not consolidate with or merge into any other Person, or lease, sell or transfer all or substantially all of its property and assets unless the Person formed by such consolidation or into which the Guarantor is merged, or the party which acquires by lease, sale or transfer all or substantially all of the Guarantor’s property and assets (i) is a Person organized and existing under the laws of the United States, any state in the United States or the District of Columbia, (ii) agrees to assume all the obligations of the Guarantor by executing and delivering to the Trustee a supplemental indenture and (iii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing.

(c) If, upon any such consolidation or merger, or upon any such lease, sale or transfer of all or substantially all of the Issuer’s or the Guarantor’s assets as provided above, any Principal Property or any shares of capital stock or indebtedness of any Restricted Subsidiary, owned immediately prior to the transaction, would thereupon become subject to any mortgage, security interest, pledge or lien securing any indebtedness for borrowed money of, or guaranteed by, such other Person (other than any mortgage, security interest, pledge or lien permitted as described in Section 4.5 hereof), the Issuer and the Guarantor, prior to such consolidation, merger, lease, sale or transfer, shall, by executing and delivering to the Trustee a supplemental indenture, secure the due and punctual payment of the principal of, and any premium and interest on, the Notes (together with, if the Issuer or the Guarantor decides, any other indebtedness of, or guaranteed by, the Issuer or Guarantor or any of their respective Restricted Subsidiaries then existing or thereafter created) equally and ratably with (or, at the Issuer’s or the Guarantor’s option, prior to) the indebtedness secured by such mortgage, security interest, pledge or lien.

(d) In the event of any transaction described in and complying with the conditions listed in Sections 5.1 (a) or (b) in which the Issuer or Guarantor, as applicable, is not the surviving Person, such surviving Person or transferee shall succeed to, and be substituted for, and may exercise every right and power of, as applicable, the Issuer, and the Issuer shall be discharged from its obligations under this Indenture and the Notes, or the Guarantor, and the Guarantor shall be discharged from its obligations under this Indenture and the Guarantee.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.1 Events of Default.

(a) The following events shall be “Events of Default” with respect to the Notes:

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(1) a failure to pay interest upon any Note that continues for a period of 30 days after payment is due;

(2) a failure to pay the principal or premium, if any, on any Note when due upon maturity, redemption, acceleration or otherwise;

(3) a failure by the Issuer or the Guarantor to comply with any of its other agreements contained in this Indenture, for a period of 90 days after written notice to the Issuer of such failure from the Trustee (or to the Issuer and the Trustee from the holders of at least 25% of the principal amount of the Notes then outstanding);

(4) a failure to pay when due, after the expiration of any applicable grace period, any portion of the principal at maturity of, or involuntary acceleration of the maturity (which acceleration is not rescinded or annulled within 10 days) of, any obligation for money borrowed (whether or not evidenced by notes, bonds, debentures or other similar evidences of indebtedness) of the Issuer having an aggregate principal amount outstanding in excess of $10,000,000 or the Guarantor having an aggregate principal amount outstanding in excess of $50,000,000;

(5) the Guarantee shall for any reason cease to be, or be asserted in writing by the Guarantor or the Issuer not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by this Indenture; or

(6) the Issuer or the Guarantor pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary insolvency proceeding;

(B) consents to the entry of an order for relief against it in an involuntary insolvency proceeding or consents to its dissolution or winding-up;

(C) consents to the appointment of a custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency; and

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or the Guarantor in an involuntary insolvency proceeding;

(B) appoints a custodian of the Issuer or the Guarantor or for any substantial part of its property;

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(C) orders the winding-up, liquidation or dissolution of the Issuer or the Guarantor;

(D) orders the presentation of any plan or arrangement, compromise or reorganization of the Issuer; or

(E) grants any similar relief under any foreign laws;

and in each such case the order or decree remains unstayed and in effect for 90 days.

(b) The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 6.2 Acceleration of Maturity; Rescission.

(a) If an Event of Default with respect to the Notes (other than an Event of Default specified in Sections 6.1(a)(6) or 6.1(a)(7)) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all such Notes then outstanding by written notice to the Issuer and the Trustee, plus accrued but unpaid interest to the date of acceleration, and the same shall become automatically due and payable. In case an Event of Default specified in Sections 6.1(a)(6) and 6.1(a)(7) shall occur, such amount with respect to all such Notes shall be automatically due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of such Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained or entered into as hereinafter provided, the registered Holders of a majority in aggregate principal amount of such Notes then outstanding may rescind and annul such acceleration (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured, or waived pursuant to Section 6.4 except nonpayment of principal, premium or interest that has become due solely because of the acceleration, (iii) if, to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and all other amounts due to the Trustee under Section 7.7 and (v) in the event of the cure or waiver of an Event of Default of the type described in either Section 6.1(a)(6) or (7), the Trustee shall have received an Officers’ Certificate to the effect that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(b) Subject to Section 7.1, in case an Event of Default shall occur and be continuing with respect to the Notes, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to Section 7.7, the Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any

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proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Notes.

SECTION 6.3 Other Remedies.

If an Event of Default occurs and is continuing with respect to the Notes, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. Any such proceeding instituted by the Trustee may be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements of the Trustee and its counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, to the extent permitted by law. Any costs associated with actions taken by the Trustee under this Section 6.3 shall be reimbursed to the Trustee by the Issuer.

SECTION 6.4 Waiver of Past Defaults and Events of Default.

The Holders of a majority in principal amount of the then outstanding Notes may on behalf of the Holders of all the Notes waive any past Default with respect to such Notes and its consequences by providing written notice thereof to the Issuer and the Trustee, except a Default (1) in the payment of interest or premium, if any, on or the principal of any Note or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of all outstanding Notes. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Notes will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.5 Control by Majority.

Subject to Section 7.7, the Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of the Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of such Notes.

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SECTION 6.6 Limitation on Suits.

(a) No Holder of any Note will have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy hereunder, unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default with respect to the Notes,

(2) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to institute such proceeding or pursue such remedy as trustee,

(3) such Holder or Holders offer the Trustee reasonable security or indemnity against any costs, liability or expense,

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of reasonable security or indemnity, and

(5) during such 60-day period the Holders of at least a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

(b) However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of such Holder’s right to receive payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due date expressed in such Note, which right shall be absolute and unconditional.

SECTION 6.7 No Personal Liability of Directors, Officers, Employees, Stockholders and Members.

No director, officer, employee, stockholder or member of the Issuer or the Guarantor shall have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. This waiver may not be effective to waive liabilities under the U.S. federal securities laws.

SECTION 6.8 Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder.

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SECTION 6.9 Collection Suit by Trustee.

If an Event of Default with respect to Notes in payment of principal, premium or interest specified in Section 6.1(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid.

SECTION 6.10 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and, unless prohibited by law, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

SECTION 6.11 Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.7;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

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THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.8 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE SEVEN

TRUSTEE

SECTION 7.1 Duties of Trustee.

(a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default of which the Trustee has notice (subject to Section 7.2):

(1) The Trustee need perform only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, conclusively rely upon an Officers’ Certificate, subject to the requirement in the preceding sentence, if applicable.

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(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of Section 7.1(b).

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction of the Holders of a majority in aggregate principal amount of the Notes received by it pursuant to the terms hereof.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1(a), (b), (c) and (e).

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.2 Rights of Trustee.

(a) Subject to Section 7.1:

(1) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.5. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

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(4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to the Notes or this Indenture shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder.

(7) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(8) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(9) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Issuer or the Guarantor with respect to the covenants contained in Article Four. The Trustee shall not be deemed to have notice of any Default or Event of Default except (i) any Default or Event of Default under Section 6.1(a)(1) or (2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification in accordance with Section 11.2 or a Responsible Officer of the Trustee shall have obtained actual knowledge.

(10) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not suspended.

(11) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable

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by, the Trustee in each of its capacities hereunder, and each agent, custodian or other Person employed to act hereunder.

SECTION 7.3 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuer, or any Affiliate thereof, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.4 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Issuer’s use of the proceeds from the sale of Notes or any money paid to the Issuer pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or this Indenture other than its certificate of authentication, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder.

SECTION 7.5 Notice of Defaults.

If a Default occurs with respect to the Notes, and such Default is continuing and if it is known to the Trustee, the Trustee shall give to each Holder of Notes a notice of the Default within the earlier of 90 days after it occurs or 30 days after the Trustee receives notice of such Default. Except in the case of a Default in payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.6 Reports by Trustee to Holders.

(a) If required by TIA § 313(a), within 60 days after June 15 of any year, the Trustee shall mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

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SECTION 7.7 Compensation and Indemnity.

The Issuer shall pay to the Trustee and Agents from time to time such compensation for their services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as shall be agreed upon in writing. The Issuer shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by them in connection with the Trustee’s and the Agent’s duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s and the Agent’s agents and external counsel, except any expense disbursement or advance as may be attributable to its willful misconduct, gross negligence or bad faith.

The Issuer shall fully indemnify each of the Trustee and the Agents and any predecessor Trustee or Agent for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of their respective duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuer in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee or Agent for which it may seek indemnity; provided that the failure by the Trustee or Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. In the event that a conflict of interest exists, the Trustee may have separate counsel, which counsel must be reasonably acceptable to the Issuer and the Issuer shall pay the reasonable fees and expenses of such counsel. Neither the Guarantor nor the Issuer need pay for any settlement effected without its consent, which consent shall not be unreasonably withheld.

Notwithstanding the foregoing, the Issuer need not reimburse the Trustee, the Agents or any predecessor Trustee or Agents for any expense or indemnify any of them against any loss or liability to have been incurred by the Trustee or Agent through their respective own willful misconduct, negligence or bad faith.

To secure the payment obligations of the Issuer in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except for such money or property held in trust to pay principal of and interest on particular Notes.

The obligations of the Issuer under this Section 7.7 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee or Agent for expenses, disbursements and advances shall be the liability of the Issuer and shall survive the resignation or removal of the Trustee or Agent and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

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When the Trustee or Agent incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 7.7, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.8 Replacement of Trustee.

(a) The Trustee shall comply with Section 313(b) of the TIA, to the extent applicable.

(b) The Trustee may resign at any time by so notifying the Issuer in writing no later than 15 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

(1) the Trustee fails to comply with Section 7.10 of this Indenture or Section 310 of the TIA;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief entered with respect to the Trustee under Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

(c) If the Trustee resigns or is removed with respect to the Notes or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee with respect to the Notes; at any time there shall be only one Trustee with respect to the Notes.

If a successor Trustee with respect to the Notes does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction, in the case of the Trustee, for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.7, transfer all property held by it as Trustee to

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the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder of the affected Notes. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9 Successor Trustee by Consolidation, Merger, etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10, the surviving, successor or transferee corporation without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10 Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100 million as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b), including the provision in § 310(b)(1) (taking into account the exceptions provided in such § 310(b)(1)).

SECTION 7.11 Preferential Collection of Claims Against Issuer.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA§ 311(a) to the extent indicated therein.

SECTION 7.12 Paying Agents.

The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(a) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(b) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(c) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

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ARTICLE EIGHT

MODIFICATION AND WAIVER

SECTION 8.1 Without Consent of Holders.

(a) The Issuer, the Guarantor and the Trustee may modify and amend this Indenture without the consent of any Holder, for any of the following purposes:

(1) to add covenants or other provisions applicable to the Issuer or the Guarantor for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or the Guarantor;

(2) to cure any ambiguity, or to correct or supplement any provision of this Indenture which may be defective or inconsistent with other provisions;

(3) to make any other additions to, deletions from or changes to the provisions under this Indenture so long as such additions, deletions or changes do not adversely affect the rights or interests of any Holder of the Notes in any material respect;

(4) to change or eliminate any provision of this Indenture or add any new provision so long as the change, elimination or addition does not adversely affect the rights or interests of any Holders of the Notes in any material respect;

(5) to provide for the issuance of Additional Notes as permitted by Section 2.14, which will have terms substantially identical to the other Notes except as specified in Section 2.14, and which will be treated, together with any other Notes, as a single issue of securities;

(6) to comply with our obligation to equally and ratably secure the Notes or the Guarantee;

(7) to provide for the assumption of the Issuer’s or the Guarantor’s obligations, as applicable pursuant to Section 5.1;

(8) to evidence and provide for the acceptance and the appointment under this Indenture of a successor Trustee under Section 7.9; and

(9) to change any place or places for payment or surrender of Notes and where notices and demands to the Issuer may be served.

SECTION 8.2 With Consent of Holders.

(a) This Indenture may be amended with the consent of the registered Holders of a majority in aggregate principal amount of the then outstanding Notes voting as one class (including consents obtained in connection with a tender offer or exchange offer for such Notes), and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and under Section 8.2(b) below) with the consent

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of the registered Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as one class.

(b) However, without the consent of each Holder of an outstanding Note, no amendment may:

(1) change the due date of the principal of, or any installment of principal of or interest on, any Note;

(2) reduce the principal amount of, or any premium or interest rate on, any Note;

(3) change the place or currency of payment of principal of, or any premium or interest on, any Note;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to any Note on or after the due date thereof;

(5) release the Guarantor from the Guarantee, except in accordance with the terms of this Indenture; and

(6) reduce the percentage in principal amount of the then outstanding Notes, the consent of whose holders is required for modification or amendment of this Indenture, for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

(c) The consent of the Holders of the Notes shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance of the proposed amendment.

(d) After an amendment that requires the consent of the Holders of the Notes becomes effective, the Issuer shall mail to each registered Holder of the Notes at such Holder’s address appearing in the Register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of such Notes, or any defect therein, shall not impair or affect the validity of the amendment.

(e) Upon the written request of the Issuer accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders to the extent required as aforesaid and upon receipt by the Trustee of the documents described in Section 8.6, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

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SECTION 8.3 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 8.4 Revocation and Effect of Consents.

(a) After an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefore or in place thereof, even if notation of the consent is not made on any such Note.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

SECTION 8.5 Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.6 Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.4, that such amendment, supplement or waiver is authorized or permitted by this Indenture.

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ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.1 Discharge of Liability on Notes; Defeasance.

(a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder when:

(1) either (A) all the Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or (B) all the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the affected Notes, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or the Guarantor is a party or by which the Issuer or the Guarantor is bound;

(3) the Issuer or the Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer shall deliver at its cost and expense an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(b) Subject to Sections 9.1(e) and 9.2, the Issuer may at any time elect to terminate some or all of its obligations under the outstanding Notes and this Indenture (hereinafter, “Legal Defeasance”) except for obligations under Sections 2.3, 2.6 and 2.7 and obligations under the TIA. The Issuer may terminate its obligations (1) under Sections 4.5 through 4.7, and (2) under Section 6.1(a)(6) and (7) (with respect to Restricted Subsidiaries) on a date the conditions set forth in Section 9.2 are satisfied (hereinafter, “Covenant Defeasance”) and thereafter, any omission to comply with any covenant referred to in clause (2) above will not

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constitute a Default or an Event of Default with respect to the Notes. The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

(c) If the Issuer exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

(d) Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(e) Notwithstanding subsections (a) and (b) above, the Issuer’s obligations in Sections 2.3, 2.5, 2.6, 2.7, 7.7, 9.5 and 9.6 shall survive until such time as the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.7, 9.5 and 9.6 shall survive.

SECTION 9.2 Conditions to Defeasance.

The Legal Defeasance option or the Covenant Defeasance option, in Section 9.1 may be exercised only if:

(a) the Issuer irrevocably deposits in trust with the Trustee money or Government Obligations, or a combination thereof, for the payment of principal of and interest on the Notes to maturity or redemption;

(b) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption;

(c) 123 days pass after the deposit is made and during the 123-day period no Default described in Section 6.1(a)(7) occurs with respect to the Issuer or any other Person making such deposit which is continuing at the end of the period;

(d) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

(e) such deposit does not constitute a default under any other material agreement or instrument binding on the Issuer or the Guarantor;

(f) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is not qualified as, a regulated investment company under the Investment Issuer Act of 1940;

(g) in the case of an election of Legal Defeasance under Section 9.1, the Issuer delivers to the Trustee an Opinion of Counsel stating that:

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(1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law,

to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the affected Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance election and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such election has not occurred;

(h) in the case of an election of Covenant Defeasance under Section 9.1, the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the affected Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such election had not occurred; and

(i) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to an election under 9.1 have been complied with as required by this Indenture.

SECTION 9.3 Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

All money and Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.2(a) in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 9.2(a) or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or Government Obligations held by it as provided in Section 9.2(a) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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SECTION 9.4 Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 9.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 9.1; provided that if the Issuer has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

SECTION 9.5 Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.2(a), to the Issuer upon a request of the Issuer, and thereupon the Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.6 Moneys Held by Trustee.

Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer upon a request of the Issuer, or if such moneys are then held by the Issuer in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or the Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer either mail to each Holder affected, at the address shown in the Register maintained by the Registrar pursuant to Section 2.3, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the release of any money held in trust by the Issuer, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another Person.

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ARTICLE TEN

GUARANTEE

SECTION 10.1 Guarantee.

The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each Holder of the Notes and the Trustee (i) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of and premium, if any, and interest on the Notes and all other monetary obligations of the Issuer under this Indenture, including, without limitation, the obligations of the Issuer under Section 7.7 hereof and (ii) the full and punctual performance within applicable given periods hereunder of all other obligations of the Issuer under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Obligations”). The Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article Ten notwithstanding any extension or renewal of any Obligation.

The Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Obligations. The obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any Note held by any Holder or the Trustee for the Obligations or any of them; or (e) any change in the ownership of the Issuer.

The Guarantor further agrees that the Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any Note held for payment of the Obligations.

The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

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The Guarantor further agrees that the Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of and premium, if any, or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

The Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

SECTION 10.2 No Subrogation.

Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to any rights of subrogation with respect to any of the rights of the Trustee or any Holder against the Issuer or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer in respect of payments made by the Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer on account of the Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations.

SECTION 10.3 Consideration.

The Guarantor has received, or will receive, direct or indirect benefits from the making of the Guarantee.

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ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.1 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.2 Notices.

Any notice or communication by the Issuer or the Guarantor, on the one hand, or the Trustee on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer or the Guarantor:

c/o Scripps Network Interactive, Inc.

312 Walnut Street, Suite 1900

Cincinnati, Ohio 45202

Facsimile: 513-910-5211

Attention: Joseph G. NeCastro

with copies to:

Skadden Arps Slate Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington D.C. 20005

Facsimile: 202-393-5760

Attention: Steve Hamilton

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile: 212-735-2000

Attention: Richard Aftanas

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Travel Channel

5425 Wisconsin Avenue, Suite 500

Chevy Chase, Maryland 20815

Facsimile: 301-244-7508

Attention: Jonathan Sichel

Cox Communications, Inc.

1400 Lake Hearn Drive, N.E.

Atlanta, Georgia 30319

Facsimile: 678-645-1829

Attention: Andrew A. Merdek

Dow Lohnes PLLC

1200 New Hampshire Avenue, N.W.

Suite 800

Washington, D.C. 20036

Attention: Thomas D. Twedt

Facsimile: 202-776-4941

If to the Trustee, Registrar or Paying Agent:

U.S. Bank National Association

425 Walnut Street, 6th Floor

M/L CN-OH-W6CT

Cincinnati, Ohio 45202

Attention: Bill Sicking, Vice President and Trust Officer

Facsimile: 513-632-5511

The Issuer, the Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be delivered by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Register kept by the Registrar. Any notice or communication shall also be so delivered to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

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If the Issuer delivers a notice or communication to Holders, it shall deliver a copy to the Trustee and each Agent at the same time.

SECTION 11.3 Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.4 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, if so requested by the Trustee, the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 11.5 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include statements to a similar effect as those set forth in Section 11.5(1), (2) and (3) below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with (to the extent such conditions precedent involve legal conclusions).

SECTION 11.5 Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.6 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

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SECTION 11.7 Governing Law.

This Indenture, the Notes and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 11.8 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.9 Successors.

All agreements of the Issuer and the Guarantor in this Indenture, the Notes and the Guarantee shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 11.10 Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.11 Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.12 Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

TCM SUB, LLC

By:	/S/ MARK F. SCHUERMANN
Name: Mark F. Schuermann Title: Treasurer

SCRIPPS NETWORKS INTERACTIVE, INC., as Guarantor

By:	/S/ MARK F. SCHUERMANN
Name: Mark F. Schuermann Title: Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/S/ WILLIAM E. SICKING
Name: William E. Sicking Title: Vice President &Trust Officer

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Regulation S Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [            ]

ISIN [            ]1

[RULE 144A][REGULATION S] GLOBAL NOTE

3.55% SENIOR NOTE DUE 2015

No.	[$ ]

TCM SUB, LLC

TCM SUB, LLC, a Delaware limited liability company, as issuer (the “Issuer”), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of [    ] on January 15, 2015.

Interest Payment Dates: January 15 and July 15.

Record Dates: January 1 and July 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[1]	Rule 144A Note CUSIP: 872312AA1
Rule 144A Note ISIN: US872312AA11
Regulation S Note CUSIP: U8760BAA3
Regulation S Note ISIN: USU8760BAA36

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

TCM SUB, LLC

By:
Name:
Title:

Certificate of Authentication

This is one of the 3.55% Senior Notes due 2015 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

TCM SUB, LLC

3.55% SENIOR NOTE DUE 2015

Interest. TCM SUB, LLC, a Delaware limited liability company, as issuer (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 3.55% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including December 15, 2009 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each January 15 and July 15, commencing July 15, 2010. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate borne by the Notes.

Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on January 1 and July 1 immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay to the Paying Agent principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a Holder has given wire transfer instructions to the Issuer, the Issuer shall pay, or cause to be paid by the Paying Agent, all principal, premium, if any, interest on that Holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Paying Agent and Registrar unless the Issuer elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

Indenture. The Issuer issued the Notes under an Indenture dated as of December 15, 2009 (the “Indenture”, which term shall have the meaning assigned to it in such instrument) between the Issuer, the Guarantor and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

Optional Redemption. This Note is subject to redemption at the election of the Issuer on the terms set forth in Section 3.7 of the Indenture.

Repurchase at Option of Holder. Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the Notes under Section 3.7 of the Indenture, the Issuer shall be required to make an offer to purchase this Note on the terms set forth in Section 4.8 of the Indenture and pursuant to the provisions of Section 3.8 of the Indenture.

Denominations, Transfer, Exchange. The Notes are in registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture.

Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an “abandoned property” law designates another Person.

Amendment, Supplement, Waiver, Etc. The Issuer and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain purposes specified in Section 8.1 of the Indenture. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of Notes of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of all of the Notes.

Successor Corporation. When a successor Person assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor Person will, except as provided in Article Five, be released from those obligations.

Defaults and Remedies. Events of Default are set forth in Article Six of the Indenture.

Trustee Dealings with Issuer. Subject to certain limitations imposed by the Trust Indenture Act, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

No Recourse Against Others. No past, present or future director, officer, employee, member or stockholder of the Issuer or the Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantor under the Notes, the Guarantee, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes.

Discharge. The Issuer’s obligations pursuant to the Indenture with respect to Notes will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption.

Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

Governing Law. THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The Trustee and the Issuer agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

If to the Issuer:

TCM Sub, LLC

c/o Scripps Network Interactive, Inc.

312 Walnut Street, Suite 2800

Cincinnati, Ohio 45202

Facsimile: 513-910-5211

Attention: Joseph G. NeCastro

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Facsimile: 212-735-2000

Attention: Richard Aftanas

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type of assignee’s name, address and zip code)

and irrevocably appoint                                                           to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on

the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.8 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on

the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

Notation of Guarantee

Pursuant to the Indenture, dated as of December 15, 2009 (the “Indenture”), among TCM Sub, LLC (the “Issuer”), Scripps Networks Interactive, Inc. (the “Guarantor”) and U.S. Bank National Association, as Trustee, the Guarantor, subject to the provisions of Article Ten of the Indenture, hereby fully, unconditionally and irrevocably guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer thereunder, (i) the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of and premium, if any, and interest on the Notes and all other monetary obligations of the Issuer under the Indenture; and (ii) the full and punctual performance within applicable given periods hereunder of all other obligations of the Issuer under the Indenture and the Notes. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

SCRIPPS NETWORKS INTERACTIVE, INC. as Guarantor

By:
Name:
Title:

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

TCM Sub, LLC

c/o Scripps Network Interactive, Inc.

312 Walnut Street, Suite 1900

Cincinnati, Ohio 45202

Attention: Joseph G. NeCastro

U.S. Bank National Association

425 Walnut Street, 6th Floor

M/L CN-OH-W6CT

Cincinnati, Ohio 45202

Attention: Bill Sicking, Vice President and Trust Officer

Re: 3.55% Senior Notes due 2015

Ladies and Gentlemen,

Reference is hereby made to the Indenture, dated as of December 15, 2009, between TCM Sub, LLC, a Delaware limited liability company (the “Issuer”), Scripps Networks Interactive, Inc., an Ohio corporation (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”), (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.              (the “Transferor”) owns and proposes to transfer the Notes or interest in such Notes specified in Annex A hereto, in the principal amount of $             in such Notes or interests (the “Transfer”), to              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A (a “QIB”) in a transaction meeting the requirements of Rule 144A and such Note is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (y) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (z) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904 (b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the Distribution Compliance Period, the Transfer is not being made to a U.S. person (as such is defined in Regulation S) or for the account or benefit of a U.S. person (other than an initial purchaser of the Securities) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.☐ Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)☐ Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)☐ Such Transfer is being effected to the Issuer or a Subsidiary thereof; or

(c)☐ Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)☐ Such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Note and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form attached as Exhibit D to the Indenture. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Note and in the Indenture and the Securities Act.

4.☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(b)☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(c)☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

Dated: ,

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposed to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note.

2. After the transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

TCM Sub, LLC

c/o Scripps Network Interactive, Inc.

312 Walnut Street, Suite 1900

Cincinnati, Ohio 45202

Attention: Joseph G. NeCastro

U.S. Bank National Association

425 Walnut Street, 6th Floor

M/L CN-OH-W6CT

Cincinnati, Ohio 45202

Attention: Bill Sicking, Vice President and Trust Officer

Re: 3.55% Senior Notes due 2015

Ladies and Gentlemen,

Reference is hereby made to the Indenture, dated as of December 15, 2009, between TCM Sub, LLC, a Delaware limited liability company (the “Issuer”), Scripps Networks Interactive, Inc., an Ohio corporation (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”), (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            , (the “Owner”) owns and proposes to transfer the Notes or interest in such Notes specified herein, in the principal amount of $             in such Notes or interests (the “Exchange”). In connection with the Transfer, the Transferor hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note or Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(b)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] ☐ 144A Global Note or ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING

INSTITUTIONAL ACCREDITED INVESTOR

TCM Sub, LLC

c/o Scripps Network Interactive, Inc.

312 Walnut Street, Suite 1900

Cincinnati, Ohio 45202

Attention: Joseph G. NeCastro

U.S. Bank National Association

425 Walnut Street, 6th Floor

M/L CN-OH-W6CT

Cincinnati, Ohio 45202

Attention: Bill Sicking, Vice President and Trust Officer

Re: 3.55% Senior Notes due 2015

Ladies and Gentlemen,

Reference is hereby made to the Indenture, dated as of December 15, 2009, between TCM Sub, LLC, a Delaware limited liability company (the “Issuer”), Scripps Networks Interactive, Inc., an Ohio corporation (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”), (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (1) in the United States to a person whom the seller reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (2) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (4) pursuant to an effective registration statement under the Securities Act, in each of cases (1) through (4) in accordance with any applicable securities laws of any state of the

D-11

United States, and we further agree to notify any purchaser of the Notes from us of the resale restrictions referred to above.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that any subsequent transfer by us of the Securities or beneficial interest therein acquired by us must be effected through one of the initial purchasers of the Notes.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated: ,

[Insert Name of Accredited Investor]

By:
Name: Title:

D-22